Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930 - 9400

COMPANY CONTACTS	[NYSE: SFI]

David M. DiStaso	Jason Fooks
Chief Financial Officer	Investor Relations

iStar Financial Announces Fourth Quarter and Fiscal Year 2010 Results

•            Net income (loss) allocable to common shareholders for the fourth quarter and fiscal year 2010 was ($67.1) million and $36.3 million, respectively, or ($0.73) and $0.39 per diluted common share, respectively.

•            Company recorded $57.7 million of loan loss provisions and impairments for the quarter versus $280.9 million for same period last year. Non-performing loans decreased to $1.4 billion of carrying value from $3.0 billion at the end of prior year.

•            During the year, Company retired $3.5 billion of debt obligations and fully retired Fremont A-participation.

•            Company ended the year with $504.9 million of cash, up from $224.6 million at the end of prior year.

•            As previously announced, Company has engaged J.P. Morgan to arrange up to $3.0 billion in new senior secured credit facilities to refinance existing secured credit facilities maturing in 2011 and 2012.

NEW YORK - February 24, 2011 - iStar Financial Inc. (NYSE: SFI) today reported results for the fourth quarter and fiscal year ended December 31, 2010.

Fourth Quarter 2010 Results

iStar reported net income (loss) allocable to common shareholders for the fourth quarter of ($67.1) million, or ($0.73) per diluted common share, compared to ($159.2) million or ($1.65) per diluted common share for the fourth quarter 2009.

Adjusted earnings (loss) allocable to common shareholders for the fourth quarter was ($38.3) million or ($0.42) per diluted common share, compared with ($141.7) million or ($1.47) per diluted common share for the fourth quarter 2009. Please see the financial tables that follow the text of this press release for a detailed reconciliation of adjusted earnings (loss) to GAAP net income (loss).

Results for the quarter included $57.7 million of provision for loan losses and impairments, a significant decrease from $280.9 million in the fourth quarter 2009.  In addition, the Company recorded decreased gains (loss) on early extinguishment of debt in the quarter of ($9.4) million versus $100.4 million for the same period last year.

Net investment income for the fourth quarter was $66.3 million, compared to $78.6 million for the same period last year. The year-over-year decrease is primarily due to lower interest income from a smaller overall asset base, resulting from loan repayments and sales, and performing loans moving to non-performing status. The decrease was partially offset by lower interest expense, owing to debt reductions over the past year. Please see the financial tables that follow the text of this press release for detail regarding the Company’s calculation of net investment income.

During the fourth quarter, the Company generated $687.5 million of proceeds from its portfolio, comprised of $316.1 million in principal repayments, $286.1 million from loan sales and $85.3 million from sales of other real estate owned (OREO) assets.

During the quarter, the Company reduced its debt obligations by a total of $1.17 billion using available cash. During the quarter, the Company fully prepaid its $1.00 billion First Priority Credit Facility due June 2012, repaid its 6.0% senior unsecured notes due December 2010 and repurchased $50.6 million par value of its senior unsecured notes. Additionally, the Company funded a total of $75.0 million in new and pre-existing investments.

“We made significant progress during the fourth quarter. The continued strong cash inflows from principal repayments and asset and loan sales allowed the Company to reduce its overall debt and other obligations by $4 billion during the year,” said Jay Sugarman, iStar’s chairman and chief executive officer. “With a diversified portfolio in excess of $9 billion and, adjusting for general loan loss reserves, a tangible book value of over $13.50 per share, we are entering 2011 on increasingly firm footing.”

Fiscal Year 2010 Results

Net income (loss) allocable to common shareholders for the year ended December 31, 2010, was $36.3 million or $0.39 per diluted common share, compared to ($788.6) million or ($7.88) per diluted common share for the year ended December 31, 2009.

Adjusted earnings (loss) allocable to common shareholders for the year ended December 31, 2010, was ($216.9) million or ($2.33) per diluted common share. This compares to ($688.8) million or ($6.88) per diluted common share for the year ended December 31, 2009.

Results for the year included $353.9 million of provision for loan losses and impairments, a decrease from $1.40 billion in the prior year. The Company also recorded decreased gains on early extinguishment of debt for the year of $108.9 million versus $547.3 million for the same period last year. Additionally, the Company recognized a $250.3 million gain associated with the sale of a portfolio of 32 corporate tenant lease (CTL) assets during the second quarter of 2010. The gains associated with selling CTL assets are excluded from adjusted earnings.

-more-

Net investment income for the year was $255.2 million, compared to $310.9 million for the prior year. The year-over-year decrease is primarily due to lower interest income from a smaller overall asset base, resulting from loan repayments and sales, and performing loans moving to non-performing status. The decrease was partially offset by lower interest expense, owing to debt reductions over the past year.

For the year, the Company generated a total of $4.91 billion in proceeds from its portfolio, comprised of $2.27 billion in principal repayments, $707.6 million in loan sales, $460.2 million from sales of OREO assets and $1.47 billion from sales of CTL assets.

These proceeds were used in part to reduce the Company’s debt obligations by $3.55 billion and fully retire the remaining $473.3 million A-Participation associated with the acquisition of the Fremont portfolio. Additionally, during the year, the Company funded a total of $630.5 million in new and pre-existing investments.

Capital Markets

During the quarter, the Company fully prepaid its $1.00 billion First Priority Credit Facility due June 2012. Repayment of the First Priority Credit Facility allows the Company to repurchase additional debt and equity securities subject to limitations under the terms of its remaining credit facilities. As previously announced, the Company also redeemed its remaining $312.3 million principal amount of 10% Senior Secured Notes due 2014 subsequent to year end. In connection with this redemption, the Company expects to recognize deferred gains of approximately $109.0 million as a gain on early extinguishment of debt during the first quarter of 2011. The repayments of secured indebtedness give the Company additional flexibility by reducing the amount of collateral pledged to the secured facilities and notes.

During the quarter, the Company also repaid its 6.0% senior unsecured notes due December 2010. In addition, the Company repurchased $50.6 million par value of its senior unsecured notes, resulting in a gain on early extinguishment of debt of $5.1 million.

The Company has engaged J.P. Morgan to arrange up to $3.00 billion in new senior secured credit facilities, comprised of a $1.50 billion A-1 tranche due June 2013 and a $1.50 billion A-2 tranche due June 2014. The two tranches are expected to have differing interest rates. Amortization payments will be applied first to the A-1 tranche and then to the A-2 tranche. The Company expects that the proceeds from the new credit facilities will be used to refinance the Company’s secured bank facilities due to mature in June 2011 and 2012 as well as repay a portion of the Company’s unsecured debt maturing in 2011. Outstanding borrowings under the facilities will be collateralized by a first lien on a diversified $3.75 billion collateral pool, comprised primarily of performing loans and CTL assets.

“Having retired $2.5 billion of secured debt over the past year, we are now well positioned to put in place a new senior credit facility,” said David DiStaso, iStar’s chief financial officer. “Once completed, we plan to continue to reduce outstanding indebtedness and further enhance our balance sheet strength.”

The Company cautions that it has not yet received commitments for the new credit facilities and there can be no assurance that the Company will be successful in its efforts to complete the new credit facility or alternative financing to address its near term debt maturities. The failure to consummate the new credit facilities or alternative financing could materially adversely affect the Company and its ability to continue as a going concern.

As of December 31, 2010, the Company had $504.9 million of unrestricted cash versus $1.12 billion at September 30, 2010. The Company’s gross leverage was 2.4x at December 31, 2010, essentially unchanged from the prior quarter. After giving effect to specific reserves, the Company’s net leverage was 3.8x at the end of the year. Please see the financial tables that follow the text of this press release for calculations of the Company’s leverage.

Risk Management

At December 31, 2010, first mortgages, participations in first mortgages, senior loans and corporate tenant lease investments collectively comprised 70.1% of the Company’s asset base, versus 73.0% at September 30, 2010. The Company’s performing loan portfolio consisted of 63.1% floating rate loans and 36.9% fixed rate loans, with a weighted average maturity of  2.4 years.

At the end of the quarter, the weighted average last dollar loan-to-value ratio for all structured finance assets was 84.5%. The Company’s corporate tenant lease assets were 88.9% leased with a weighted average remaining lease term of 12.9 years. At December 31, 2010, the weighted average risk ratings of the Company’s structured finance and corporate tenant lease assets were 3.87 and 2.72, respectively. The Company’s risk ratings methodology has represented exposure to loss of principal on gross book value of loans. Based on carrying value, which considers net exposure after specific reserves, the weighted average risk ratings of the Company’s structured finance assets was 3.41 at December 31, 2010.

As of December 31, 2010, the Company’s total loan portfolio had a carrying value of $4.57 billion and a gross book value of $5.39 billion. For the fourth quarter, the Company recorded $54.2 million in loan loss provision versus $78.4 million in the prior quarter. At December 31, 2010, loan loss reserves totaled $814.6 million or 15.1% of total gross book value of loans. This compares to loan loss reserves of $1.02 billion or 16.1% of total gross book value of loans at September 30, 2010. Gross book value in respect of loans represents carrying value, gross of loan loss reserves.

At the end of the fourth quarter, the Company’s watch list had a carrying value of $190.6 million or 4.2% of the carrying value of total loans, a decrease from $695.7 million or 13.1% of total loans in the prior quarter. Assets on the Company’s watch list are all performing loans.

At the end of the quarter, the Company’s non-performing loans (NPLs) had a carrying value of $1.35 billion, net of $667.8 million of specific reserves, or 29.6% of the carrying value of total loans. This marks an improvement from $1.89 billion, net of $864.3 million of specific reserves, or 35.5% of total loans that the Company had at the end of the prior quarter. In addition, the Company charged-off $45.3 million against its reserve for loan losses related to restructurings, loan sales and repayments.

During the quarter, the Company took title to properties that had a carrying value of $166.2 million. This resulted in $219.0 million of charge-offs against the Company’s reserve for loan losses on the $385.2 million gross book value of the assets prior to foreclosure.

At the end of the fourth quarter, the Company had assets with a carrying value of $746.2 million that were classified as OREO and considered held for sale based on management’s current intention to market and sell the assets in the near term. In addition, the Company had assets with a gross book value of $840.9 million that were classified as real estate held for investment (REHI) based on management’s current intent and strategy to hold, operate or develop these assets over a longer term. Gross book value in respect of REHI assets represents carrying value, gross of accumulated depreciation.

[Financial Tables to Follow]

*                   *                *

iStar Financial Inc. (NYSE: SFI) is a fully-integrated finance and investment company focused on the commercial real estate industry. The Company provides custom-tailored investment capital to high-end private and corporate owners of real estate and invests directly across a range of real estate sectors. The Company, which is taxed as a real estate investment trust (“REIT”), has invested more than $35 billion over the past two decades. Additional information on iStar Financial is available on the Company’s website at www.istarfinancial.com.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, February 24, 2011. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include the amount and timing of the proposed new credit facility or alternative financing to address upcoming debt maturities, additional loan loss provisions, the amount and timing of asset sales (including OREO assets), increases in NPLs, repayment levels, the Company’s ability to reduce its indebtedness at a discount, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, the Company’s ability to maintain compliance with its debt covenants, economic conditions, the availability of liquidity for commercial real estate transactions and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

iStar Financial Inc.

Selected Income Statement Data

(In thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Net investment income (1)	$66,274	$78,587	$255,158	$310,885
Other income	18,076	10,033	40,944	30,429
Gain (loss) on early extinguishment of debt, net	(9,381)	100,392	108,923	547,349
Non-interest expense (2)	(133,143)	(343,553)	(612,550)	(1,676,692)
Income (loss) from continuing operations	$(58,174)	$(154,541)	$(207,525)	$(788,029)

Income (loss) from discontinued operations	(691)	1,182	17,349	5,756
Gain from discontinued operations	—	—	270,382	12,426
Net income (loss)	$(58,865)	$(153,359)	$80,206	$(769,847)

(1) Includes interest income, operating lease income and earnings (loss) from equity method investments, less interest expense and operating costs for corporate tenant lease assets, all as determined in accordance with GAAP. The Company does not consider net investment income to be a measure of the Company’s liquidity or cash flows. It is one of several measures that management considers to be an indicator of the profitability of its operations.

(2) Includes depreciation and amortization, general and administrative expenses, provision for loan losses, impairments, operating costs for other real estate owned and real estate held for investment and other expenses.

iStar Financial Inc.

Selected Balance Sheet Data

(In thousands)

(unaudited)

	As of	As of
	December 31, 2010	December 31, 2009

Loans and other lending investments, net	$4,587,352	$7,661,562
Corporate tenant lease assets, net	$1,784,509	$2,885,896
Real estate held for investment, net	$833,060	$422,664
Other real estate owned	$746,081	$839,141
Total assets	$9,174,514	$12,810,575
Total debt obligations, net	$7,345,433	$10,894,903
Total liabilities	$7,478,493	$11,147,013
Total equity	$1,694,659	$1,656,118

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

REVENUES

Interest income	$76,799	$113,700	$364,094	$557,809
Operating lease income	42,232	44,325	170,213	177,960
Other income	18,076	10,033	40,944	30,429
Total revenues	$137,107	$168,058	$575,251	$766,198

COSTS AND EXPENSES

Interest expense	$69,170	$91,985	$315,985	$414,240
Operating costs - corporate tenant lease assets	3,792	4,017	15,072	15,942
Operating costs - REHI and OREO	19,528	15,260	64,694	40,866
Depreciation and amortization	15,734	16,369	63,244	63,259
General and administrative (1)	32,957	26,295	109,526	124,152
Provision for loan losses	54,245	216,354	331,487	1,255,357
Impairment of assets	3,479	61,756	20,521	126,588
Other expense	7,200	7,519	23,078	66,470
Total costs and expenses	$206,105	$439,555	$943,607	$2,106,874

Income (loss) from continuing operations before other items	$(68,998)	$(271,497)	$(368,356)	$(1,340,676)
Gain (loss) on early extinguishment of debt, net	(9,381)	100,392	108,923	547,349
Earnings from equity method investments	20,205	16,564	51,908	5,298
Income (loss) from continuing operations	$(58,174)	$(154,541)	$(207,525)	$(788,029)
Income (loss) from discontinued operations	(691)	1,182	17,349	5,756
Gain from discontinued operations	—	—	270,382	12,426
Net income (loss)	$(58,865)	$(153,359)	$80,206	$(769,847)

Net (income) loss attributable to noncontrolling interests	334	73	(523)	1,071
Net income (loss) attributable to iStar Financial Inc.	$(58,531)	$(153,286)	$79,683	$(768,776)

Preferred dividends	(10,580)	(10,580)	(42,320)	(42,320)
Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders (2)	$(69,111)	$(163,866)	$37,363	$(811,096)

(1) For the three months ended December 31, 2010 and 2009, includes $5,758 and $6,020 of stock-based compensation expense, respectively. For the twelve months ended December 31, 2010 and 2009, includes $19,355 and $23,593 of stock-based compensation expense, respectively.

(2) HPU holders are current and former Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units and common stock equivalents under the Company’s Long Term Incentive Plans.

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

EPS INFORMATION FOR COMMON SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (1)
Basic and diluted	$(0.72)	$(1.66)	$(2.60)	$(8.06)
Net income (loss) attributable to iStar Financial Inc. (1)
Basic and diluted	$(0.73)	$(1.65)	$0.39	$(7.88)
Weighted average shares outstanding
Basic and diluted	92,319	96,354	93,244	100,071

EPS INFORMATION FOR HPU SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (1)
Basic and diluted	$(136.00)	$(314.87)	$(494.33)	$(1,535.20)
Net income (loss) attributable to iStar Financial Inc. (1) (2)
Basic and diluted	$(137.40)	$(312.60)	$72.27	$(1,501.73)
Weighted average shares outstanding
Basic and diluted	15	15	15	15

(1) Excludes preferred dividends and net (income) loss from noncontrolling interests.

(2) For the three months ended December 31, 2010 and 2009, net income (loss) allocable to HPU holders was ($2,061) and ($4,689), respectively, on both a basic and dilutive basis. For the twelve months ended December 31, 2010 and 2009, net income (loss) allocable to HPU holders was $1,084 and ($22,526), respectively, on both a basic and dilutive basis.

iStar Financial Inc.

Reconciliation of Adjusted Earnings to GAAP Net Income

(In thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

ADJUSTED EARNINGS (1)

Net income (loss)	$(58,865)	$(153,359)	$80,206	$(769,847)
Add: Depreciation and amortization	15,524	24,896	69,916	98,238
Add: Joint venture depreciation and amortization	2,557	1,899	9,858	17,990
Add: Net (income) loss attributable to noncontrolling interests	334	73	(523)	1,071
Add: Impairment of intangible assets and goodwill	—	—	—	4,186
Less: Gain from discontinued operations	—	—	(270,382)	(12,426)
Less: Deferred financing amortization	11,518	(8,833)	(70,226)	(5,487)
Less: Preferred dividends	(10,580)	(10,580)	(42,320)	(42,320)

Adjusted earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders:
Basic and Diluted (2)	$(39,512)	$(145,904)	$(223,471)	$(708,595)

Adjusted earnings (loss) per common share:
Basic and Diluted	$(0.42)	$(1.47)	$(2.33)	$(6.88)

Weighted average common shares outstanding:
Basic and Diluted	92,319	96,354	93,244	100,071

Common shares outstanding at end of period:	92,336	94,216	92,336	94,216

(1) Adjusted earnings should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

(2) For the three months ended December 31, 2010 and 2009, adjusted earnings (loss) allocable to HPU holders was ($1,179) and ($4,175), respectively, on both a basic and dilutive basis.  For the twelve months ended December 31, 2010 and 2009, adjusted earnings (loss) allocable to HPU holders was ($6,601) and ($19,748), respectively, on both a basic and dilutive basis.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	December 31, 2010	December 31, 2009

ASSETS

Loans and other lending investments, net	$4,587,352	$7,661,562
Corporate tenant lease assets, net	1,784,509	2,885,896
Real estate held for investment, net	833,060	422,664
Other real estate owned	746,081	839,141
Other investments	532,358	384,379
Assets held for sale	—	17,282
Cash and cash equivalents	504,865	224,632
Restricted cash	13,784	39,654
Accrued interest and operating lease income receivable, net	24,408	54,780
Deferred operating lease income receivable	62,569	122,628
Deferred expenses and other assets, net	85,528	157,957
Total assets	$9,174,514	$12,810,575

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$133,060	$252,110

Debt obligations, net:
Unsecured senior notes	3,265,845	4,228,908
Secured senior notes	421,837	856,071
Unsecured revolving credit facilities	745,224	748,601
Secured revolving credit facilities	953,063	959,426
Secured term loans	1,861,314	4,003,786
Other debt obligations	98,150	98,111
Total debt obligations, net	$7,345,433	$10,894,903

Total liabilities	$7,478,493	$11,147,013

Redeemable noncontrolling interests	1,362	7,444

Total iStar Financial Inc. shareholders’ equity	1,648,135	1,605,685
Noncontrolling interests	46,524	50,433
Total equity	$1,694,659	$1,656,118

Total liabilities and equity	$9,174,514	$12,810,575

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

As of
December 31, 2010
OPERATING STATISTICS

Net Finance Margin
Weighted average GAAP yield on loan and CTL investments	5.92%
Less: Cost of debt	3.75%
Net Finance Margin (1)	2.17%

Return on Average Common Book Equity
Average total book equity	$1,680,698
Less: Average book value of preferred equity	(506,176)
Average common book equity (A)	$1,174,522

Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders	$(69,111)
Annualized (B)	$(276,444)
Return on Average Common Book Equity (B) / (A)	Neg

Adjusted basic earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders (2)	$(39,512)
Annualized (C)	$(158,048)
Adjusted Return on Average Common Book Equity (C) / (A)	Neg

Expense Ratio (3)
General and administrative expenses (D)	$32,957
Total revenue (E)	$137,130
Expense Ratio (D) / (E)	24.0%

(1) Weighted average GAAP yield is the annualized sum of interest income and operating lease income, divided by the sum of average gross corporate tenant lease assets, average loans and other lending investments and average assets held for sale over the period. Cost of debt is the annualized sum of interest expense and operating costs—corporate tenant lease assets, divided by the average gross debt obligations over the period. Operating lease income and operating costs—corporate tenant lease assets exclude adjustments from discontinued operations of $23 and $714, respectively. The Company does not consider net finance margin to be a measure of the Company’s liquidity or cash flows. It is one of several measures that management considers to be an indicator of the profitability of its operations.

(2) Adjusted earnings should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

(3)Total revenue excludes adjustments from discontinued operations of $23.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

As of
December 31, 2010
CREDIT STATISTICS

Book debt, net of unrestricted cash and cash equivalents (A)	$6,840,568
Sum of book equity, accumulated depreciation and general and specific loan loss reserves (1) (B)	$2,871,362
Gross Leverage (A) / (B)	2.4x

Sum of book equity and general loan loss reserves (1) (C)	$1,814,859
Net Leverage (A) / (C)	3.8x

Ratio of Earnings to Fixed Charges	Neg
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	Neg
Covenant Calculation of Fixed Charge Coverage Ratio (2)	1.6x

Interest Coverage
Adjusted EBITDA (3) (D)	$105,714
Interest expense and preferred dividends (E)	$79,750
Adjusted EBITDA / Interest Expense and Preferred Dividends (3) (D) / (E)	1.3x

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (3)

Net income (loss)	$(58,865)
Add: Interest expense	69,170
Add: Depreciation and amortization	15,524
Add: Joint venture depreciation and amortization	2,557
Add: Income taxes	4,465
Add: Provision for loan losses	54,245
Add: Impairment of assets	3,479
Add: Stock-based compensation	5,758
Add: Loss on early extinguishment of debt, net	9,381
Adjusted EBITDA (3)	$105,714

(1) Calculations include $362,078 of accumulated depreciation, $120,200 of general loan loss reserves and $694,425 of specific loan loss reserves, as stated.

(2) This measure, which is a trailing twelve-month calculation and excludes the effect of impairment charges and other non-cash items, is consistent with covenant calculations included in the Company’s secured credit facilities; therefore, we believe it is a useful measure for investors to consider.

(3) Adjusted EBITDA should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted EBITDA should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating Adjusted EBITDA may differ from the calculations of similarly-titled measures by other companies.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

As of
December 31, 2010
UNFUNDED COMMITMENTS

Performance-based commitments	$146,496
Discretionary fundings	158,683
Strategic investments	52,370
Total Unfunded Commitments	$357,549

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (A)	$5,969,370
Unsecured debt (B)	$4,143,300

Unencumbered Assets / Unsecured Debt (A) / (B)	1.4x

RISK MANAGEMENT STATISTICS

(weighted average risk rating)

	Dec. 31,	Dec. 31,
	2010	2009
Structured Finance Assets (gross of specific reserves)	3.87	3.92
Structured Finance Assets (net of specific reserves) (1)	3.41	—
Corporate Tenant Lease Assets	2.72	2.59

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	December 31, 2010		December 31, 2009 (2)
Carrying value of non-performing loans /
As a percentage of total carrying value of loans	$1,351,410	29.6%	$2,993,158	38.0%

Specific reserves for loan losses associated with NPLs /
As a percentage of total gross book value of NPLs (3)	$667,779	33.1%	$1,216,097	28.9%

Reserve for loan losses /
As a percentage of total gross book value of loans (3)	$814,625	15.1%	$1,417,949	15.3%

(1) Historically, risk ratings have represented exposure to loss of principal on gross book value of loans.  Beginning in the fourth quarter 2010, risk ratings have been adjusted on loans with specific reserves to represent net exposure to loss on carrying value (which is net of specific reserves).

(2) Gross of the A-participation interest outstanding on Fremont portfolio assets.

(3) Gross book value represents iStar’s carrying value of loans, gross of loan loss reserves.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF DECEMBER 31, 2010 (1)

Asset Type	Total	% of Total
First Mortgages / Senior Loans	$4,123	45.9%
Corporate Tenant Leases	2,175	24.2%
Real Estate Held for Investment	841	9.4%
Other Real Estate Owned	746	8.3%
Mezzanine / Subordinated Debt	585	6.5%
Other Investments	516	5.7%
Total	$8,986	100.0%

Geography	Total	% of Total
West	$2,042	22.7%
Northeast	1,862	20.7%
Southeast	1,356	15.1%
Southwest	919	10.2%
Various	861	9.6%
Mid-Atlantic	774	8.6%
Central	428	4.8%
International	377	4.2%
Northwest	367	4.1%
Total	$8,986	100.0%

Property Type	Performing Loans & Other	CTLs	NPLs	REHI	OREO	Total	% of Total
Apartment / Residential	$1,010	$—	$588	$11	$477	$2,086	23.2%
Land	379	59	269	638	114	1,459	16.3%
Retail	596	184	215	51	44	1,090	12.1%
Office	213	601	53	17	17	901	10.0%
Industrial / R&D	99	603	21	51	6	780	8.7%
Entertainment / Leisure	194	483	78	—	1	756	8.4%
Hotel	399	184	21	45	15	664	7.4%
Mixed Use / Mixed Collateral	268	40	94	28	72	502	5.6%
Other (2)	715	21	12	—	—	748	8.3%
Total	$3,873	$2,175	$1,351	$841	$746	$8,986	100%

(1) Based on carrying value of the Company’s total investment portfolio, gross of general loan loss reserves and accumulated depreciation.

(2) Performing loans and other includes $516 million of other investments.

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